UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2016

Date of Report

(Date of Earliest Event Reported)

EVERYTHINGAMPED, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000- 55386	47-3165462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Erb Street, Unit 504

Waterloos, Ontario, Canada N2J 4A4

(Address of Principal Executive Offices)

226-749-4367

(Registrant’s Telephone Number)

ITEM 4.01 Changes in Registrant’s Certifying Accountant

Subsequent to a change in control of EverythingAmped, Inc. (the “Company”) on April 7, 2016, the Board of Directors determined not to continue with the Registrant’s then accountants and to engage a different firm with whom they were familiar. On April 7, 2016, Anton & Chia, LLP, Newport Beach, California, the former accountants, were dismissed.

The prior accountant’s audited report on the financial statements for the period January 12, 2015 (inception) through January 31, 2015 contains a note as to the Company’s ability to continue as a going concern. The note indicated that the Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it had not been able to accomplish to the date of the report, and /or obtain additional financing from its stockholders and/or other third parties.

The unaudited financial statements as of and for the period January 12, 2015 (inception) through September 30, 2015 contain a note as to the Company’s ability to continue as a going concern. The note indicated that the Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it had not been able to accomplish to the date of the report, and /or obtain additional financing from its stockholders and/or other third parties.

In connection with the audits of the Company’s financial statements for the period from January 12, 2015 (inception) to January 31, 2015 and the period January 12, 2015 (inception) through the date of dismissal, there were no disagreements with the former accountants, Anton & Chia, LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Registrant has provided Anton & Chia with a copy of this disclosure and has requested that they furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. At the time of filing this report, such letter has not been received. When received, a copy of the letter addressed to the U.S. Securities and Exchange Commission will be filed as an Exhibit to an amendment to this Current Report on Form 8-K.

On April 7, 2016 (the “Engagement Date”), the Company engaged Sadler, Gibb & Associates, LLC (“Sadler Gibb”) as its independent registered public accounting firm. The decision to engage Sadler Gibb as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

The address of Sadler Gibb Certified Public Accountants is:

2455 East Parleys Way, Suite 320

Salt lake City, UT 84109

During the period January 12, 2015 (inception) and through the Engagement Date, the Company, nor any one on its behalf, did not consult with Sadler Gibb in regard to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: April 12, 2016	/s/ David Boulette
Chief Executive Officer